UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2017

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

 1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Matters.

Settlement of Litigation with General Liability Insurance Carrier

As previously disclosed, in October 2016, West Virginia-American Water Company (“WVAWC”), a wholly owned subsidiary of American Water Works Company, Inc. (the “Company”), American Water Works Service Company, Inc. (“AWWSC”), a wholly owned subsidiary of the Company, and the Company (collectively, the “American Water Defendants”), entered into a binding agreement in principle to settle claims (the “Settlement”) by all putative class members (collectively, the “Plaintiffs”) for all claims and potential claims against the American Water Defendants arising out of the January 9, 2014 Freedom Industries, Inc. chemical spill into the Elk River in West Virginia. Two of the Company’s insurance carriers, which provide an aggregate of $50 million in insurance coverage to the Company under its general liability policies, had been originally requested, but at the time of the initial filing of the binding agreement in principle with the court in October 2016, had not agreed, to participate in the Settlement.

In this regard, WVAWC filed a lawsuit against one of these carriers alleging that the carrier’s failure to agree to participate in the Settlement constituted a breach of contract. On September 19, 2017, the Company and the insurance carrier settled this lawsuit for $22 million, out of a maximum of $25 million in potential coverage under the terms of the relevant policy, in exchange for a full release by the Company and WVAWC of all claims against the insurance carrier related to the Freedom Industries chemical spill. This settlement with the insurance carrier reduced the total amount of WVAWC’s potential contributions to the Settlement from $65 million to $43 million. WVAWC will record an additional insurance receivable of $22 million, which the Company anticipates will result in an after-tax benefit of approximately $13 million in the third quarter of 2017.

The Company and WVAWC continue to vigorously pursue their rights to insurance coverage in mandatory arbitration from the remaining non-participating carrier for any contributions by WVAWC to the Settlement. Despite these efforts, the Company may not ultimately be successful in obtaining further reimbursement under the remaining insurance policy for amounts that WVAWC may be required to contribute to the Settlement.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.  In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could,” or the negative of such terms or other variations or similar expressions. Forward-looking statements relate to, among other things, the ability to obtain full or further reimbursement from the remaining non-participating insurance carrier for amounts that may be paid by WVAWC in the Settlement, and the impact of these matters in future periods on the Company’s consolidated financial statements. These forward-looking statements are predictions based on the Company’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this Current Report on Form 8-K as a result of the factors discussed in the Company’s Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2017, and other filings with the SEC, and the additional risks and uncertainties described herein.

These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the Company’s annual and quarterly reports as filed with the SEC, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company does not have any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. New factors emerge from time to time, and it is not possible for us to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s or WVAWC’s business, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: September 19, 2017	By:	/s/ LINDA G. SULLIVAN
Linda G. Sullivan
Executive Vice President and Chief Financial Officer